EXHIBIT 99.1
For Immediate Release
WESTERN REFINING ANNOUNCES PLANS FOR GIANT BONDS
EL PASO, Texas— January 30, 2007 — Western Refining, Inc. (NYSE: WNR) today announced it intends to retire the Giant Industries (NYSE:GI) 8% and 11% senior subordinated notes following completion of the previously announced merger with Giant.
Giant currently has $130.0 million of 11% senior subordinated notes due 2012 and $150.0 million of 8% senior subordinated notes due 2014. Under the terms of the previously announced merger agreement, Western can request that Giant initiate a tender offer for Giant’s outstanding notes. Western has elected not to request that Giant conduct this tender offer. However, immediately upon completion of the proposed merger with Giant, Western intends to call the 8% notes for redemption pursuant to the terms and at the make-whole premium provided for in the indenture. Within 30 days following completion of the merger, Western will offer to repurchase the 11% notes pursuant to the change of control provision contained in the indenture. Western intends to redeem all of the 11% notes not repurchased pursuant to the change of control offer under the redemption provisions of these notes on or about May 15, 2007.
About Western Refining
Western Refining, Inc., headquartered in El Paso, Texas, is an independent crude oil refiner and marketer of refined products, operating primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the plan for retirement of the Giant notes and consummation of the proposed merger. These statements are subject to inherent risks regarding the satisfaction of the conditions to the closing of the merger and the timing of the closing if it occurs. Forward looking statements also include those by Western regarding the request for additional information of and discussions with the FTC and the expected closing date of the merger. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s or Giant’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s businesses is contained in its filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.
Additional Information About This Transaction
This press release may be deemed to be soliciting material relating to the proposed merger transaction between Western and Giant. In connection with the proposed merger, Giant has filed a preliminary proxy statement with the SEC. The final proxy statement will be mailed to stockholders of Giant. Investors and security holders may obtain a free copy of the final proxy statement when it becomes available, and other documents filed by Giant with the SEC, at the SEC’s website at http://www.sec.gov. Copies of the final proxy statement, when it becomes available, and Giant’s other filings with the SEC may also be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Investor Relations. Investors and security holders of Giant are advised to read the final proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed merger.
Participants in the Solicitation
Western, and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Giant’s stockholders in favor of the proposed merger. Information regarding Western’s directors and executive officers is available in Western’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 25, 2006.
Contacts:
Western Refining
Scott Weaver
915-775-3300

OR

Barrett Golden / Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449